    As filed with the Securities and Exchange Commission on September 28, 1998
                                               Registration No.
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                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

                              ----------------------

                                     FORM S-8
                              REGISTRATION STATEMENT
                         UNDER THE SECURITIES ACT OF 1933

                              ----------------------

                               LARSCOM INCORPORATED
              (Exact name of Registrant as specified in its charter)

                              ----------------------

                 Delaware                                   94-2362692
        (State or other jurisdiction of                  (I.R.S. Employer
        incorporation or organization)                 Identification Number)

                              1845 MCCANDLESS DRIVE
                                MILPITAS, CA 95035
                                  (408) 941-4000
   (Address, including zip code, and telephone number, including area code, of
                    Registrant's principal executive offices)

                              ----------------------

                               STOCK INCENTIVE PLAN
                           EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plans)

                              ----------------------

                                 DEBORAH M. SOON
                             CHIEF EXECUTIVE OFFICER
                               LARSCOM INCORPORATED
                              1845 MCCANDLESS DRIVE
                            MILPITAS, CALIFORNIA 95035
                                  (408) 941-4000
     (Name, address, including zip code, and telephone number, including area code, of agent for service)

                              ----------------------

                                     COPY TO:
                              JEFFREY D. SAPER, ESQ.
                              HOWARD S. ZEPRUN, ESQ.
                         WILSON SONSINI GOODRICH & ROSATI
                             PROFESSIONAL CORPORATION
                                650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304
                                  (650) 493-9300

                              -----------------------

                           CALCULATION OF REGISTRATION FEE

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                                                                          PROPOSED          PROPOSED MAXIMUM          AMOUNT OF
         TITLE OF EACH CLASS OF                AMOUNT TO BE           MAXIMUM OFFERING          AGGREGATE           REGISTRATION
       SECURITIES TO BE REGISTERED              REGISTERED            PRICE PER SHARE        OFFERING PRICE            FEE (3)
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
 Class A Common Stock, $.01 par value,
 per share
   -  Employee Stock Purchase Plan                375,000                    $2.0454(1)       $  767,025(1)       $  226.27(1)
   -  Stock Incentive Plan                      1,500,000                    $2.4063(2)       $3,609,450(2)       $1,064.79(2)
                                                ---------                  ----------         -----------         ----------
          TOTAL                                 1,875,000                                     $4,376,475(2)       $1,291.06
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

(1) Estimated pursuant to Rule 457 of Regulation C solely for the purpose of calculating the registration fee. The proposed maximum offering price per share with respect to the additional 375,000 shares recently authorized and reserved for issuance under the Employee Stock Purchase Plan has been estimated to be 85% of the average of the high and low prices reported in the Nasdaq National Market on September 21, 1998.

(2) Estimated pursuant to Rule 457 of Regulation C solely for the purpose of calculating the registration fee. The proposed maximum offering price per share with respect to the 1,500,000 shares authorized and reserved for issuance under the Stock Incentive Plan has been estimated to be the average of the high and low prices reported in the Nasdaq National Market on September 21, 1998.

(3) Amount of Registration Fee was calculated pursuant to Section 6(b) of the Securities Act of 1933, which states that the fee shall be "$295 per $1 million" of the maximum aggregate price at which such securities are proposed to be offered. The Registration Fees are therefore calculated by multiplying the aggregate offering or sales amount by 0.000295.

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

                                       PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INFORMATION INCORPORATED BY REFERENCE.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "SEC"):

     (a) The Company's Annual Report on Form 10-K filed with the SEC for the year ended December 31, 1997.

     (b) The Company's Quarterly Reports on Form 10-Q filed with the SEC for the three months ended March 31, 1998 and for the three months ended June 30, 1998.

     (c) The description of the Registrant's Common Stock to be offered hereby is contained in the Registrant's Registration Statement on Form 8-A filed with the SEC on November 21, 1996 pursuant to Section 12(g) of the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporations Law authorizes a court to award, or a corporation's Board of Directors to grant, indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain conditions for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VI of the Company's Bylaws provides for the indemnification of its directors, officers, employees and other agents to the maximum extent permitted by Delaware General Corporation Law, and the Company has entered into agreements with its officers, directors and certain key employees implementing such indemnification.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8.  EXHIBITS.

     Exhibit Number
     --------------
           5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the legality of securities being registered

          10.1 Employee Stock Purchase Plan, as amended, is contained in the Registrant's Proxy Statement on Schedule 14A filed with the SEC on April 27, 1998, pursuant to Section 14(a) of the Exchange Act.

          10.2 Stock Incentive Plan, as amended, is contained in the Registrant's Proxy Statement on Schedule 14A filed with the SEC on April 27, 1998, pursuant to Section 14(a) of the Exchange Act.

          23.1      Consent of PricewaterhouseCoopers LLP

          23.2      Consent of Counsel (included in Exhibit 5.1)

ITEM 9.  UNDERTAKINGS.

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Bylaws, indemnification agreements, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the adjudication of such issue.

                                      SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Larscom Incorporated, a Delaware corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Registration Statement on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Milpitas, State of California, on September 24, 1998.

                              LARSCOM INCORPORATED


                              By:  /s/ Deborah M. Soon
                                   ------------------------------
                                   Deborah M. Soon
                                   Chief Executive Officer

                                  POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below consulates and appoints Deborah M. Soon, jointly and severally, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that the said attorney-in-fact, or her substitute, or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

      SIGNATURE                       TITLE                       DATE
------------------------       ---------------------------     -----------

 /s/  Deborah M. Soon          President, Chief Executive     August 5, 1998
------------------------       Officer and Director (Chief
 Deborah M. Soon               Executive Officer)


 /s/  Bruce D. Horn            Vice President, Finance and    August 5, 1998
------------------------       Chief Financial Officer
 Bruce D. Horn                 (Chief Financial Officer and
                               Principal Accounting
                               Officer)

 /s/  Paul E. Graf             Director                       August 5, 1998
-----------------------
 Paul E. Graf

 /s/  Donald G. Heitt          Director                       August 5, 1998
-----------------------
 Donald G. Heitt

 /s/  Harvey L. Poppel         Director                       August 5, 1998
-----------------------
 Harvey L. Poppel

 /s/  Joseph F. Smorada        Director                       August 5, 1998
-----------------------
 Joseph F. Smorada

                                  INDEX TO EXHIBITS


   Exhibit Number                    Description
-----------------  --------------------------------------------
        5.1        Opinion of Wilson Sonsini Goodrich & Rosati,
                   Professional Corporation

       10.1        Employee Stock Purchase Plan, as amended

       10.2        Stock Incentive Plan, as amended

       23.1        Consent of PricewaterhouseCoopers LLP

       23.2        Consent of Wilson Sonsini Goodrich & Rosati,
                   Professional Corporation (Contained in
                   Exhibit 5.1)